EXHIBIT 23.1


[LOGO] Michaelson & Co., P.A.
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                                    Certified Public Accountants and Consultants





                          INDEPENDENT AUDITORS CONSENT
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We consent to the  incorporation by reference in the  Registration  Statement of
Diversified Product Inspections, Inc. on Form S-8 to be filed on or about February 28, with the Securities and Exchange Commission the following reports on the financial statements of Fairfax Group, Inc.:



Examination:

         Year ended February 29, 2000, report dated April 28, 2000

Review:

         Quarter ended May 31, 2000, report dated July 6, 2000

         Quarter ended August 31, 2000, report dated September 26, 2000

         Quarter ended November 30, 2000, report dated December 13, 2000



February 28, 2001                                    /s/ Michaelson & Co.  P.A.


            The Forum - Suite 710 * 1655 Palm Beach Lakes Boulevard
       * West Palm Beach, Florida 33401 * (561) 683-6800 * (800) 905-7206
               Fax: (561) 471-1443 E-mail: Info@michaelsoncpa.com
                     Internet: http://www.michaelsoncpa.com
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        Member of the American Institue of Certified Public Accountants
            and the Florida Institue of Certified Public Accountants